MUTUAL RELEASE
MUTUAL RELEASE, dated December 13, 2017 (this “Release”), by and between Navitus Energy Group, a Texas general partnership (“Navitus”) and Victory Energy Corporation, a Nevada corporation (“Victory”). Each of Navitus and Victory are referred to herein as a “Party” and, collectively, as the “Parties.”
RECITALS
A.    Navitus and Victory are parties to a Divestiture Agreement, dated August 21, 2017, as amended (the “Divestiture Agreement”).
B.    It is a condition to the closing of the transactions contemplated by the Divestiture Agreement that the Parties enter into this Release providing for the mutual release contained herein.
AGREEMENT
NOW, THEREFORE, the Parties hereto, in exchange for the mutual promises herein contained, intending to be legally bound, hereby agree as follows:
1.    MUTUAL RELEASE. Each of the Parties, on behalf of themselves, and all persons or entities claiming by, through or under them, and their respective successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Party, as well as the other Party’s respective officers, directors, shareholders, partners, trustees, parent companies, sister companies, affiliates, subsidiaries, employers, attorneys, accountants, predecessors, successors, insurers, representatives, and agents with respect to any and all claims, demands, suits, manner of obligation, debt, liability, tort, covenant, contract, or causes of action of any kind whatsoever, at law or in equity, including without limitation, all claims and causes of action arising out of or in any way relating to any dealings between the Parties prior to the date hereof relating to or arising under the Partnership Agreement (as defined in the Divestiture Agreement), except that Navitus is not releasing or otherwise discharging Victory of any obligations that Victory may have resulting from the ownership by Navitus, its partners, or any of its affiliates, of any capital stock, options to purchase capital stock or warrants to purchase capital stock held by Navitus, its partners, or any such affiliates. The Parties warrant and represent that they have not assigned or otherwise transferred any claim or cause of action released by this Release. The Parties acknowledge and agree that these releases are GENERAL RELEASES. The Parties expressly waive and assume the risk of any and all claims for damages which exist as of this date, but which they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect its decision to enter into this Release The Parties expressly acknowledge that this waiver of claims includes any claims for any alleged fraud, deception, concealment, misrepresentation or any other misconduct of any kind in procuring this Release. The Parties specifically do not, however, waive or release any claim that may arise for breach of this Release.
2.    NO ADMISSION OF LIABILITY. Neither the payment of any sums nor the execution of this Release shall be construed as an admission of liability or fault by any Party. Any and all liability is expressly denied by both Parties.
3.    AUTHORITY. The Parties represent and warrant that they possess full authority to enter into this Release and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.
4.    ENTIRE AGREEMENT. The Parties represent and agree that no promise, inducement, or agreement other than as expressed herein has been made to them and that this Release is fully integrated, supersedes all prior agreements and understandings, and any other agreement between the Parties, and contains the entire agreement between the Parties.
5.    VOLUNTARY AND INFORMED ASSENT. The Parties represent and agree that they each have read and fully understand this Release, that they are fully competent to enter into and sign this Release, and that they are executing this Release voluntarily, free of any duress or coercion.
6.    COSTS, EXPENSES AND ATTORNEYS’ FEES. Each of the Parties will bear its own costs, expenses, and attorneys’ fees incurred in connection with the transactions and dealings between the Parties prior to the date hereof.
7.    GOVERNING LAW AND JURISDICTION. The laws of the State of Texas shall apply to and control any interpretation, construction, performance or enforcement of this Release. The Parties agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Release shall be the State or Federal courts located in Travis County, Texas and the Parties hereby waive any challenge to personal jurisdiction or venue in that court.
8.    ATTORNEYS’ FEES AND COSTS FOR BREACH. The prevailing party in any action to enforce or interpret this Release is entitled to recover from the other party its reasonable attorneys’ fees.
9.    CONSTRUCTION. This Release shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one party.
10.    MODIFICATION. No oral agreement, statement, promise, undertaking, understanding, arrangement, act or omission of any Party, occurring subsequent to the date hereof may be deemed an amendment or modification of this Release unless reduced to writing and signed by the Parties hereto or their respective successors or assigns.
11.    SEVERABILITY. The Parties agree that if, for any reason, a provision of this Release is held unenforceable by any court of competent jurisdiction, this Release shall be automatically conformed to the law, and otherwise this Release shall continue in full force and effect.
12.    NUMBER. Whenever applicable within this Release, the singular shall include the plural and the plural shall include the singular.
13.    HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Release.
14.    COUNTERPARTS. This Release may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. Facsimile signatures shall be accepted the same as an original signature. A photocopy of this Release may be used in any action brought to enforce or construe this Release.
15.    NO WAIVER. No failure to exercise and no delay in exercising any right, power or remedy under this Release shall impair any right, power or remedy which any Party may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Release, nor shall any waiver of any breach or default of any Party be deemed a waiver of any default or breach subsequently arising.

IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed as of the date first set forth above.

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Address: 3355 Bee Caves Road, Suite 608, Austin, TX 78746
Phone: (512) 347-7300
Fax: (866) 234-9806
Email: kenny@vyey.com
Attention: Kenneth Hill

With a copy (which shall not constitute notice) to:
BEVILACQUA PLLC
1050 Connecticut Street, NW, Suite 500
Washington, DC 20036
Attn: Louis A. Bevilacqua, Esq.
email: lou@bevilacquapllc.com

NAVITUS ENERGY GROUP
BY: JAMES CAPITAL CONSULTING, LLC,
its Managing Partner

By: /s/ Ronald Zamber
Name: Ronald Zamber
Title: Managing Member

Address: PO Box 10159, Fairbanks,
Alaska 99710
Fax No: 907-451-7108
Attention: Ronald Zamber

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